Allied Capital Receives Request from U.S. Attorney for the District of Columbia

Washington, DC — December 27, 2004 – Allied Capital Corporation (NYSE:ALD)
disclosed that on December 22, 2004 it received letters from the U.S. Attorney for the District of Columbia requesting the preservation and production of information regarding Allied Capital and Business Loan Express, LLC in connection with a criminal investigation. Based on the information requested by the U.S Attorney, the nature of the inquiry appears to pertain to matters similar to those allegations made by short sellers over the past two and one-half years. Allied
Capital has voluntarily agreed to cooperate with the U.S. Attorney’s request.
About Allied Capital
Allied Capital Corporation, a leading business development company with total assets of more than $3 billion, has paid regular, quarterly cash dividends to shareholders since 1963. Since its IPO in 1960, the Company has been providing long-term debt and equity financing primarily to private, middle market companies.
Allied Capital’s mission is to generate solid total returns from a diversified private equity and commercial real estate portfolio that invests in the American entrepreneurial economy. In serving its shareholders, Allied Capital helps build
American companies and support American jobs. The Company’s private finance portfolio includes investments in over 100 companies with aggregate revenues of in excess of $11 billion, supporting more than 100,000 jobs.
Headquartered in Washington, DC, Allied Capital offers shareholders the opportunity to participate in the private equity industry through an investment in the
Company’s New York Stock Exchange-listed stock, which is traded under the symbol
ALD. For more information, please visit www.alliedcapital.com, call Allied Capital investor relations toll-free at (888) 818-5298, or e-mail us at
ir@alliedcapital.com. For all media inquiries, please call Stan Collender (202)
434-0601.
Forward-Looking Statements
The information contained in this press release contains forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, and these factors are enumerated in Allied
Capital’s periodic filings with the Securities and Exchange Commission.
####